NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS RECORD YEAR
Net Income Increases by 15%, Reaching New Record High

WARSAW, N.Y., January 28, 2015 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported financial results for the fourth quarter and year ended December 31, 2014. The financial results for the fourth quarter and full year of 2014 include the contributions from the acquisition of Scott Danahy Naylon Co., Inc. (“SDN”) insurance agency completed in August 2014.  With the acquisition of SDN, the Company’s offerings have expanded to include for the first time a broad range of insurance services to both personal and business clients.

Net income for the fourth quarter 2014 was $7.9 million, compared to $7.2 million for the third quarter 2014, and $6.4 million for the fourth quarter 2013. After preferred dividends, fourth quarter 2014 net income available to common shareholders was $7.6 million or $0.54 per diluted share, compared with $6.8 million or $0.49 per share for third quarter 2014, and $6.0 million or $0.43 per share for fourth quarter 2013.

For the full year of 2014, the Company earned net income of $29.4 million, compared to $25.5 million for the full year of 2013. Net income available to common shareholders was $27.9 million or $2.00 per diluted share for the full year of 2014. This compares to net income available to common shareholders of $24.1 million or $1.75 per diluted share for the full year of 2013.

Financial Institutions, Inc.’s President and Chief Executive Officer Martin K. Birmingham stated, “We delivered another year of solid performance, with increased net income and earnings per share despite the headwinds experienced during the year throughout the industry. We posted record highs for net interest income, total loans and shareholders’ equity, all while maintaining excellent asset quality. In addition, we continued to integrate our acquired insurance agency into our operations.”

“We continue to demonstrate consistent growth in key metrics for our business.  Importantly, we ended 2014 with total assets of $3.1 billion, an increase of over 5%.  This marks the fifth year in a row that we have set a new record for total assets at year-end.  This solid asset growth produced record-setting annual net income of $29.4 million,” added Birmingham.  “We have grown and will seek continued growth in both our legacy markets and in the larger markets that we are now more actively targeting, namely Rochester and Buffalo.  Growth will be achieved through the offering of traditional banking services, as well as from newer products such as insurance, which collectively provide us with a very comprehensive suite of services to meet the evolving needs of our customer base. As we look toward 2015 and beyond, we will continue to follow our proven business model of organic growth and strategic acquisitions.”

Fourth Quarter 2014 highlights:

•	Net income available to common shareholders was $7.6 million or $0.54 per diluted share, compared to $6.8 million or $0.49 per share in the prior quarter, and $6.0 million or $0.43 per share in the fourth quarter 2013

•	Increased net interest income for the quarter to $24.1 million, the highest in Company history

•	Return on average common equity of 11.25% and return on average tangible common equity of 15.16% demonstrate strong quarterly performance

•	Common and tangible common book value per share increased to $18.57 and $13.71, respectively, at December 31, 2014

•	Increased quarterly cash dividend to $0.20 per outstanding common share, representing a 5% increase from the most recent quarterly cash dividend

•	Announced plans to build a “Made for You” concept branch in Rochester, N.Y. at CityGate pending regulatory approval; unprecedented customer service experience to be offered in under-penetrated region for Five Star Bank

Full Year 2014 highlights:

•	Completed the acquisition of Scott Danahy Naylon Co., Inc. (“SDN”), a full service insurance agency

•	Initiated the implementation of a Company-wide Enterprise Risk Management Model

•	Grew total loans $78.4 million or 4% over the prior year

•	Increased total deposits by $130.5 million or 6% from the end of the prior year

•	Reached the Company’s highest level of year-end total assets of $3.1 billion

•	Increased net interest income to $93.8 million, driven by a 7% increase in average interest-earning assets

•	The effective tax rate was 24.7% for 2014, a decrease from 32.7% for 2013 largely related to the tax advantages of a historic tax credit investment and the formation of a real estate investment trust during 2014

Kevin B. Klotzbach, the Company’s Executive Vice President and Chief Financial Officer commented, “We are pleased with the progress we made in 2014 relative to lowering our effective tax rate. The formation of the REIT and the historic tax credit investment both contributed to the lower tax provision and ultimately resulted in higher earnings for the Company in 2014.”

Net Interest Income and Net Interest Margin

Net interest income was $24.1 million in the fourth quarter 2014 compared to $23.3 million in the third quarter 2014 and $23.4 million in the fourth quarter 2013. Our net interest margin increased by 10 basis points from 3.46% for the third quarter 2014 to 3.56% for the fourth quarter 2014, primarily due to non-recurring loan prepayment income received in the fourth quarter.

Net interest income for the fourth quarter 2014 increased $758 thousand compared to the fourth quarter 2013. The increase was primarily related to an increase in average interest-earning assets of $128.7 million, driven by organic loan growth during 2014. The increase was partially offset by a lower net interest margin, which decreased 5 basis points from the fourth quarter 2013 to the fourth quarter 2014.

For the year ended December 31, 2014, net interest income rose 2% to $93.8 million from $91.6 million in 2013 as a result of a $174.3 million or 7% increase in average interest-earning assets. These increases were partially offset by a 14 basis point narrowing of the net interest margin to 3.50% in 2014 from 3.64% in 2013.

Noninterest Income

Noninterest income was $5.2 million for the fourth quarter 2014 compared to $7.3 million in the third quarter 2014 and $5.7 million in the fourth quarter 2013. The quarter-over-quarter change was driven primarily by $2.3 million of amortization of a historic tax investment in a community-based project that was recorded in the 2014 fourth quarter. These types of investments are amortized in the first year the project is placed in service and the Company has recognized the amortization as contra-income, included in noninterest income, with an offsetting tax benefit that reduced income tax expense. Insurance income of $1.4 million was up $498 thousand from the third quarter 2014, reflecting a full quarter of contributions from the SDN acquisition.

Compared to the fourth quarter 2013, noninterest income in the fourth quarter 2014 decreased by $580 thousand. The decrease was primarily related to the amortization of the historic tax credit, described above, partially offset by the increased insurance income attributable to the SDN acquisition.

“We remain focused on generating alternative sources of noninterest income and continue to be excited about the prospects of further developing our insurance line of business,” said Klotzbach.

Noninterest income totaled $25.4 million for the full year 2014, an increase of $517 thousand when compared to $24.8 million in the prior year. Included in noninterest income are gains realized from the sale of investment securities of $2.0 million and $1.2 million for the years ended December 31, 2014 and 2013, respectively. Exclusive of those gains and the tax credit investment amortization described above, noninterest income increased $2.0 million to $25.6 million for 2014 compared to $23.6 million for 2013. Insurance income increased by $2.1 million, primarily as a result of the SDN acquisition. Service charges on deposits decreased by $1.0 million, due primarily to lower overdraft fees.

Noninterest Expense

Noninterest expense was $19.4 million for the fourth quarter 2014 compared to $18.0 million in the third quarter 2014 and $17.4 million in the fourth quarter 2013. Salaries and employee benefits expense, the largest noninterest expense item, was up $826 thousand from the third quarter 2014, and reflects additional personnel as a result of the acquisition of SDN and the hiring of additional loan officers and personnel associated with the Company’s expansion initiatives. Noninterest expense also included increases of $452 thousand in professional service fees and $193 thousand in occupancy and equipment expense when comparing the fourth quarter 2014 to the third quarter 2014.

Compared to the fourth quarter 2013, noninterest expense in the fourth quarter 2014 increased by $2.0 million. The increase in expense was primarily related to the higher salaries and employee benefits expense attributable to the SDN acquisition and higher professional service fees.

Noninterest expense for the full year 2014 totaled $72.4 million compared to $69.4 million in the prior year. The increase reflects higher salaries and employee benefits of $767 thousand due to the addition of new employees from SDN and as part of the Company’s expansion initiatives. Also contributing to the increase were higher occupancy and equipment expense, professional service fees, computer and data processing expense and other noninterest expense. Those increases were partially offset by lower supplies and postage expense due to an increase in customers opting to receive statements electronically and reduced advertising and promotional expenses.

Income Taxes

Income tax expense was $84 thousand in the fourth quarter 2014 compared to $3.4 million in the third quarter 2014, and $3.0 million in the fourth quarter 2013. The differences are driven by the favorable impact of $3.0 million in Federal and New York State historic tax credits realized in the fourth quarter 2014, as discussed above. As a result of the historic tax credits, the current quarter effective tax rate was 1.0%, compared with an effective tax rate of 31.9% in the third quarter 2014 and 31.7% in the fourth quarter 2013.

Income tax expense for the year was $9.6 million, representing an effective tax rate of 24.7% compared with an effective tax rate of 32.7% in 2013. The lower effective tax rate in 2014 reflects the historic tax credit benefit described above combined with New York State tax savings generated by the Company’s real estate investment trust, which became effective during February 2014.

Balance Sheet and Capital Management

Total assets were $3.09 billion at December 31, 2014, up $34.2 million from $3.06 billion at September 30, 2014 and up $160.9 million from $2.93 billion at December 31, 2013. The increases were attributable to loan growth and higher investment security balances.

Total loans were $1.91 billion at December 31, 2014, up $4.2 million from September 30, 2014 and up $78.4 million from December 31, 2013. The increase in loans from the prior year was attributable to organic growth, primarily in home equity and consumer indirect loans. Total investment securities were $916.9 million at December 31, 2014, up $45.5 million or 5% from the end of the prior quarter and up $57.7 million or 7% compared with the end of 2013.

Total deposits were $2.45 billion at December 31, 2014, down $88.3 million from $2.54 billion at September 30, 2014 and up $130.5 million from $2.32 billion at December 31, 2013. The decrease during the fourth quarter 2014 was mainly due to seasonal outflows of municipal deposits, while the year-over-year increase is largely attributable to successful business development efforts. Public deposit balances represented 25% of total deposits at December 31, 2014, compared to 28% at September 30, 2014 and 23% at December 31, 2013.

Short-term borrowings were $334.8 million at December 31, 2014, up $118.8 million from September 30, 2014 and down $2.2 million from December 31, 2013. Short-term borrowings are often utilized to manage the seasonal outflows of municipal deposits.

Shareholders’ equity was $279.5 million at December 31, 2014, compared with $277.8 million at September 30, 2014 and $254.8 million at December 31, 2013. Common book value per share was $18.57 at December 31, 2014, an increase of $0.09 from $18.48 at September 30, 2014 and $1.40 from $17.17 at December 31, 2013. Tangible common book value per share was $13.71 at December 31, 2014, compared to $13.59 at September 30, 2014 and $13.56 at December 31, 2013.

During the fourth quarter 2014, the Company increased its quarterly common stock dividend by 5%, or $0.01 per share, to $0.20 per common share. The fourth quarter 2014 dividend returned 37% of fourth quarter net income to common shareholders.

The Company’s leverage ratio was 7.35% at December 31, 2014, compared to 7.34% at September 30, 2014 and 7.63% at December 31, 2013. Goodwill and intangible assets recorded during the third quarter 2014 in conjunction with the addition of SDN resulted in a reduction in capital ratios upon acquisition. Such goodwill and intangible assets are excluded from regulatory capital under regulatory accounting practices.

Credit Quality

Nonperforming loans at December 31, 2014 increased $2.0 million compared with September 30, 2014. Increases of $1.0 million in commercial business non-performing loans, $560 thousand in commercial mortgage non-performing loans and $538 thousand in residential real estate non-performing loans were partially offset by a decrease of $131 thousand in consumer indirect non-performing loans. Non-performing loans declined $6.5 million from December 31, 2013 due to improvements in the commercial mortgage portfolio. Nonperforming loans to total loans were 0.53% at December 31, 2014 compared with 0.43% at September 30, 2014 and 0.91% at December 31, 2013.

The provision for loans losses for the fourth quarter 2014 was $1.9 million, a decline of $105 thousand from the prior quarter and $497 thousand from the fourth quarter 2013. Net charge-offs were $1.5 million during the current quarter, a $420 thousand decrease compared to the prior quarter. Compared to the fourth quarter 2013, net charge-offs also declined $839 thousand, primarily driven by the commercial business and commercial mortgage loan portfolios. The ratio of annualized net charge-offs to total average loans was 0.32% during the current quarter, compared to 0.40% during the prior quarter and 0.52% during the fourth quarter 2013.

The provision for loans losses for the full year 2014 was $7.8 million, down from $9.1 million in 2013. Net charge-offs were $6.9 million during the current year, a $170 thousand decrease compared to the prior year. The ratio of annualized net charge-offs to total average loans was 0.37% during 2014 compared to 0.40% during the prior year.

The allowance for loans losses to total loans was 1.45% at December 31, 2014, compared with 1.43% at September 30, 2014 and 1.46% at December 31, 2013. The allowance to non-performing loans was 272% at December 31, 2014, compared with 333% at September 30, 2014, and 161% at December 31, 2013.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, breaches of its third party information systems, the attitudes and preferences of its customers, its ability to successfully integrate and profitably operate acquired businesses, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2014				2013
	December 31,	September 30,	June 30,	March 31,	December 31,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$58,151	87,582	64,832	72,401	59,692
Investment securities:
Available for sale	622,494	585,479	601,903	674,650	609,400
Held-to-maturity	294,438	285,967	262,057	253,576	249,785

Total investment securities	916,932	871,446	863,960	928,226	859,185
Loans held for sale	755	1,029	201	900	3,381
Loans:
Commercial business	267,409	275,107	277,685	268,352	265,766
Commercial mortgage	475,092	469,485	469,055	468,763	469,284
Residential mortgage	100,101	103,044	106,206	110,164	113,045
Home equity	386,615	382,703	369,578	332,348	326,086
Consumer indirect	661,673	656,215	652,748	647,546	636,368
Other consumer	21,112	21,291	21,392	21,667	23,070

Total loans	1,912,002	1,907,845	1,896,664	1,848,840	1,833,619
Allowance for loan losses	27,637	27,244	27,166	27,152	26,736

Total loans, net	1,884,365	1,880,601	1,869,498	1,821,688	1,806,883
Total interest-earning assets (1)(2)	2,826,488	2,780,940	2,758,779	2,780,489	2,705,045
Goodwill and other intangible assets, net	68,639	68,887	49,826	49,913	50,002
Total assets	3,089,521	3,055,304	2,993,264	3,015,619	2,928,636
Deposits:
Noninterest-bearing demand	571,260	571,549	551,229	532,914	535,472
Interest-bearing demand	490,190	530,783	507,083	541,660	470,733
Savings and money market	795,835	805,522	766,594	812,734	717,928
Certificates of deposit	593,242	630,970	625,172	646,112	595,923

Total deposits	2,450,527	2,538,824	2,450,078	2,533,420	2,320,056
Borrowings	334,804	215,967	254,683	196,746	337,042
Total interest-bearing liabilities	2,214,071	2,183,242	2,153,532	2,197,252	2,121,626
Shareholders’ equity	279,532	277,758	269,827	262,865	254,839
Common shareholders’ equity (3)	262,192	260,418	252,487	245,523	237,497
Tangible common equity (4)	193,553	191,531	202,661	195,610	187,495
Unrealized gain (loss) on investment securities, net of tax	$1,933	(374)	1,292	(1,467)	(5,293)
Common shares outstanding	14,118	14,094	13,863	13,853	13,829
Treasury shares	280	304	299	309	333
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.35%	7.34	7.64	7.51	7.63
Tier 1 risk-based capital	10.47%	10.44	10.95	10.89	10.82
Total risk-based capital	11.72%	11.69	12.20	12.14	12.08
Common equity to assets	8.49%	8.52	8.44	8.14	8.11
Tangible common equity to tangible assets (4)	6.41%	6.41	6.89	6.60	6.51
Common book value per share	$18.57	18.48	18.21	17.72	17.17
Tangible common book value per share (4)	13.71	13.59	14.62	14.12	13.56

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Years ended		2014				2013
	December 31,		Fourth	Third	Second	First	Fourth
	2014	2013	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$101,055	98,931	25,984	25,129	24,883	25,059	25,218
Interest expense	7,281	7,337	1,846	1,871	1,780	1,784	1,838

Net interest income	93,774	91,594	24,138	23,258	23,103	23,275	23,380
Provision for loan losses	7,789	9,079	1,910	2,015	1,758	2,106	2,407

Net interest income after provision
for loan losses	85,985	82,515	22,228	21,243	21,345	21,169	20,973

Noninterest income:
Service charges on deposits	8,954	9,948	2,186	2,277	2,241	2,250	2,511
ATM and debit card	4,963	5,098	1,269	1,263	1,257	1,174	1,249
Insurance income	2,399	262	1,420	922	16	41	73
Investment advisory	2,138	2,345	491	524	561	562	428
Company owned life insurance	1,753	1,706	504	421	425	403	431
Investments in limited partnerships	1,103	857	209	187	81	626	319
Loan servicing	568	570	118	120	176	154	118
Net gain (loss) on sale of loans held for sale	313	117	82	76	50	105	(17)
Net gain on investment securities	2,041	1,226	264	515	949	313	2
Net gain (loss) on sale of other assets	69	(103)	8	72	24	(35)	(142)
Amortization of tax credit investment	(2,323)	—	(2,323)	—	—	—	—
Other	3,372	2,807	927	884	797	764	763

Total noninterest income	25,350	24,833	5,155	7,261	6,577	6,357	5,735

Noninterest expense:
Salaries and employee benefits	38,595	37,828	10,551	9,725	9,063	9,256	9,420
Occupancy and equipment	12,829	12,366	3,324	3,131	3,139	3,235	3,203
Professional services	4,760	3,836	1,428	976	1,384	972	992
Computer and data processing	3,016	2,848	791	725	777	723	643
Supplies and postage	2,053	2,342	499	507	535	512	536
FDIC assessments	1,592	1,464	392	390	388	422	372
Advertising and promotions	805	896	196	216	214	179	220
Other	8,705	7,861	2,198	2,285	2,308	1,914	2,000

Total noninterest expense	72,355	69,441	19,379	17,955	17,808	17,213	17,386

Income before income taxes	38,980	37,907	8,004	10,549	10,114	10,313	9,322
Income tax expense	9,625	12,377	84	3,365	3,082	3,094	2,955

Net income	29,355	25,530	7,920	7,184	7,032	7,219	6,367

Preferred stock dividends	1,462	1,466	365	366	365	366	366

Net income available to common shareholders	$27,893	24,064	7,555	6,818	6,667	6,853	6,001

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$2.01	1.75	0.54	0.49	0.48	0.50	0.44
Earnings per share – diluted	$2.00	1.75	0.54	0.49	0.48	0.50	0.43
Cash dividends declared on common stock	$0.77	0.74	0.20	0.19	0.19	0.19	0.19
Common dividend payout ratio (1)	38.31%	42.29	37.04	38.78	39.58	38.00	43.18
Dividend yield (annualized)	3.06%	2.99	3.15	3.35	3.25	3.35	3.05
Return on average assets	0.98%	0.91	1.03	0.95	0.95	0.99	0.88
Return on average equity	10.80%	10.10	11.07	10.41	10.52	11.19	10.03
Return on average common equity (2)	10.96%	10.23	11.25	10.55	10.66	11.38	10.15
Return on average tangible common equity (3)	14.12%	13.00	15.16	13.73	13.31	14.30	12.90
Efficiency ratio (4)	58.59%	58.48	59.58	57.65	60.15	56.96	57.76
Stock price (Nasdaq: FISI):
High	$27.02	26.59	27.02	24.94	24.88	25.69	26.59
Low	$19.72	17.92	22.45	21.71	22.17	19.72	20.14
Close	$25.15	24.71	25.15	22.48	23.42	23.02	24.71

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Annualized net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains on investment securities and amortization of tax credit investment.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Years ended		2014				2013
	December 31,		Fourth	Third	Second	First	Fourth
	2014	2013	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$114	191	—	51	94	316	94
Investment securities (1)	877,673	834,213	876,932	854,030	875,855	904,437	849,069
Loans (2):
Commercial business	269,877	256,236	265,979	273,239	275,105	265,137	253,458
Commercial mortgage	473,372	438,821	473,694	473,168	473,883	472,733	460,722
Residential mortgage	107,254	123,277	101,982	105,255	108,535	113,390	118,113
Home equity	359,511	304,868	384,138	377,360	346,911	328,833	320,872
Consumer indirect	651,279	604,148	658,337	653,192	651,150	642,241	627,557
Other consumer	21,094	24,089	20,630	20,847	20,855	22,062	23,132

Total loans	1,882,387	1,751,439	1,904,760	1,903,061	1,876,439	1,844,396	1,803,854
Total interest-earning assets	2,760,174	2,585,843	2,781,692	2,757,142	2,752,388	2,749,149	2,653,017
Goodwill and other intangible assets, net	57,039	50,201	68,771	59,306	49,879	49,968	50,058
Total assets	2,994,604	2,803,825	3,052,499	2,985,920	2,973,735	2,965,400	2,860,733
Interest-bearing liabilities:
Interest-bearing demand	504,584	488,047	511,749	486,311	509,398	511,073	501,753
Savings and money market	783,784	727,737	824,661	758,306	789,956	761,799	757,868
Certificates of deposit	624,299	621,455	614,654	634,400	629,945	618,126	599,971
Borrowings	247,956	190,310	232,935	259,995	224,801	274,414	208,338

Total interest-bearing liabilities	2,160,623	2,027,549	2,183,999	2,139,012	2,154,100	2,165,412	2,067,930
Noninterest-bearing demand deposits	545,904	509,383	564,336	556,485	537,895	524,346	526,146
Total deposits	2,458,571	2,346,622	2,515,400	2,435,502	2,467,194	2,415,344	2,385,738
Total liabilities	2,722,730	2,551,139	2,768,693	2,712,274	2,705,578	2,703,777	2,608,815
Shareholders’ equity	271,874	252,686	283,806	273,646	268,157	261,623	251,918
Common equity (3)	254,533	235,290	266,466	256,306	250,815	244,281	234,576
Tangible common equity (4)	$197,494	185,089	197,695	197,000	200,936	194,313	184,518
Common shares outstanding:
Basic	13,893	13,739	14,049	13,953	13,791	13,773	13,754
Diluted	13,946	13,784	14,112	14,007	13,838	13,824	13,817
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.14%	0.19	—	0.28	0.07	0.08	0.16
Investment securities	2.44%	2.41	2.48	2.43	2.45	2.43	2.46
Loans	4.38%	4.65	4.44	4.31	4.32	4.45	4.55
Total interest-earning assets	3.76%	3.93	3.82	3.73	3.73	3.79	3.88
Interest-bearing demand	0.12%	0.15	0.11	0.12	0.12	0.13	0.16
Savings and money market	0.12%	0.13	0.11	0.12	0.12	0.13	0.14
Certificates of deposit	0.78%	0.79	0.82	0.78	0.76	0.74	0.77
Borrowings	0.37%	0.39	0.36	0.37	0.36	0.38	0.38
Total interest-bearing liabilities	0.34%	0.36	0.34	0.35	0.33	0.33	0.35
Net interest rate spread	3.42%	3.57	3.48	3.38	3.40	3.46	3.53
Net interest rate margin	3.50%	3.64	3.56	3.46	3.47	3.52	3.61

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2014				2013
	December 31,	September 30,	June 30,	March 31,	December 31,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$27,244	27,166	27,152	26,736	26,685
Net loan charge-offs (recoveries):
Commercial business	(15)	44	(65)	39	328
Commercial mortgage	(57)	66	159	(7)	369
Residential mortgage	22	11	61	57	118
Home equity	(4)	66	127	95	8
Consumer indirect	1,420	1,577	1,336	1,350	1,416
Other consumer	151	173	126	156	117

Total net charge-offs	1,517	1,937	1,744	1,690	2,356
Provision for loan losses	1,910	2,015	1,758	2,106	2,407

Ending balance	$27,637	27,244	27,166	27,152	26,736

Supplemental information
Period end loans:
Originated loans	$1,873,148	1,866,671	1,853,728	1,803,209	1,785,599
Acquired loans	38,854	41,174	42,936	45,631	48,020

Total loans	$1,912,002	1,907,845	1,896,664	1,848,840	1,833,619

Allowance for loan losses to total loans	1.45%	1.43	1.43	1.47	1.46
Allowance for loan losses for originated
loans to originated loans	1.48%	1.46	1.47	1.51	1.50
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	-0.02%	0.06	-0.09	0.06	0.51
Commercial mortgage	-0.05%	0.06	0.13	-0.01	0.32
Residential mortgage	0.09%	0.04	0.23	0.21	0.41
Home equity	0.00%	0.07	0.15	0.12	0.01
Consumer indirect	0.86%	0.96	0.82	0.85	0.90
Other consumer	2.90%	3.29	2.42	2.87	2.01
Total loans	0.32%	0.40	0.37	0.37	0.52
Non-performing loans:
Commercial business	$4,288	3,258	3,589	3,706	3,474
Commercial mortgage	3,020	2,460	2,734	9,545	9,663
Residential mortgage	1,194	656	758	760	1,078
Home equity	463	464	371	826	925
Consumer indirect	1,169	1,300	1,427	1,387	1,471
Other consumer	19	46	12	46	11

Total non-performing loans	10,153	8,184	8,891	16,270	16,622
Foreclosed assets	194	509	554	412	333
Non-performing investment securities	—	—	—	113	128

Total non-performing assets	$10,347	8,693	9,445	16,795	17,083

Total non-performing loans to total loans	0.53%	0.43	0.47	0.88	0.91
Total non-performing loans to originated loans	0.54%	0.44	0.48	0.90	0.93
Total non-performing assets to total assets	0.33%	0.28	0.32	0.56	0.58
Allowance for loan losses to non-performing loans	272%	333	306	167	161

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

			Quarterly Trends
Years ended				2014			2013
December 31,			Fourth	Third	Second	First	Fourth
2014		2013	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$3,089,521	3,055,304	2,993,264	3,015,619	2,928,636
Less: Goodwill and other intangible assets, net			68,639	68,887	49,826	49,913	50,002

Tangible assets (non-GAAP)			$3,020,882	2,986,417	2,943,438	2,965,706	2,878,634

Ending tangible common equity:
Common shareholders’ equity			$262,192	260,418	252,487	245,523	237,497
Less: Goodwill and other intangible assets, net			68,639	68,887	49,826	49,913	50,002

Tangible common equity (non-GAAP)			$193,553	191,531	202,661	195,610	187,495

Tangible common equity to tangible assets (non-GAAP) (1)			6.41%	6.41	6.89	6.60	6.51
Common shares outstanding			14,118	14,094	13,863	13,853	13,829
Tangible common book value per share (non-GAAP) (2)			$13.71	13.59	14.62	14.12	13.56
Average tangible common equity:
Average common equity	$254,533	235,290	266,466	256,306	250,815	244,281	234,576
Average goodwill and other intangible assets, net	57,039	50,201	68,771	59,306	49,879	49,968	50,058

Average tangible common equity (non-GAAP)	$197,494	185,089	197,695	197,000	200,936	194,313	184,518

Return on average tangible common equity (3)	14.12%	13.00%	15.16	13.73	13.31	14.30	12.90

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.